--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                       (Date of earliest event reported):
                                  JULY 12, 2001


                             STEINER LEISURE LIMITED
               (Exact Name of Registrant as Specified in Charter)


 COMMONWEALTH OF THE BAHAMAS            0-28972                   98-0164731
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


     SUITE 104A, SAFFREY SQUARE
         NASSAU, THE BAHAMAS                                    NOT APPLICABLE
(Address of Principal Executive Offices)                           (Zip Code)


       Registrant's telephone number, including area code: (242) 356-0006


                                       N/A
          (Former Name or Former Address; if Changed Since Last Report)


--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 12, 2001, Steiner Leisure Limited (Nasdaq: STNR) ("Steiner"), through a wholly owned subsidiary, purchased substantially all of the assets (the "Greenhouse Assets") of each of Birmingham Day Spa, LLC, 57th Street Day Spa, LLC, GH Day Spas, Inc. and GH Day Spa Second Street, LLC, and substantially all of the intellectual property owned by The Greenhouse Spa, Inc., which assets, collectively, constitute a chain of eleven luxury day spas located at various locations within the United States, including New York City, Beverly Hills, Greenwich, Connecticut and Troy, Michigan (the "Acquisition"). The Acquisition was consummated pursuant to that certain Asset Purchase Agreement dated April 30, 2001 (the "Agreement"), as amended by that certain Amendment No. 1 on June 1, 2001 (the "Amendment"). The Agreement and the Amendment are included as Exhibit 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference.

         Steiner paid $24.8 million in cash and $4.3 million in Steiner common shares for the Greenhouse Assets. In addition, $3.0 million of, and 200,000 options in, Steiner common shares can be earned by the sellers if certain EBITDA thresholds are obtained. Steiner financed the acquisition through a credit facility entered into with ABN AMRO Bank, N.A. and working capital. The purchase price for the Greenhouse Assets was determined through arms' length negotiation between the parties. Prior to the execution of the Agreement, Steiner had no material relationship with any of the parties thereto.

         Gerald Katzoff, the senior executive of the entities which sold the Greenhouse Assets to Steiner, continues to be involved in the operations of the Greenhouse Day Spas. In addition, Steiner has licensed the right to use the "Greenhouse" name to The Greenhouse Spa, Inc., an entity controlled by Mr. Katzoff's family, which will continue to operate the Greenhouse luxury destination spa in Arlington, Texas, which was excluded from this transaction. The operations of the Arlington, Texas Spa is not included in the accompanying historical combined financial statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                                                                                  PAGE
                                                                                                  ----
         a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                 GH Day Spas, Inc.

                 Report of Independent Public Accountants as of December 31, 2000                   5

                 Combined Balance Sheet as of December 31, 2000                                     6

                 Combined Statement of Operations for the year ended December 31, 2000              7

                 Combined Statement of Shareholders' Deficit for the year ended
                 December 31, 2000                                                                  8

                 Combined Statement of Cash Flows for the year ended December 31, 2000              9

                 Notes to Combined Financial Statements                                            10

                 Unaudited Interim Combined Financial Statements of GH Day Spas, Inc.

                 Unaudited Interim Combined Balance Sheets as of December 31, 2000 and June        17
                 30, 2001

                 Unaudited Interim Combined Statements of Operations for the six months ended      18
                 June 30, 2000 and 2001

                 Unaudited Interim Combined Statements of Cash Flows for the six months            19
                 ended June 30, 2000 and 2001

                 Notes to Unaudited Interim Combined Financial Statements                          20

         (b)     PRO FORMA FINANCIAL INFORMATION.

                 Introduction to Pro Forma Combined Financial Statements                           23

                 Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001                    24

                                                                                                  PAGE
                                                                                                  ----
                 Unaudited Pro Forma Combined  Statement of Operations for the year ended           25
                 December 31, 2000

                 Unaudited Pro Forma  Combined  Statement of  Operations  for the six months        26
                 ended June 30, 2001

                 Notes to Unaudited Pro Forma Combined Financial Statements                         27

                                GH DAY SPAS, INC.

                          COMBINED FINANCIAL STATEMENTS


                                      Description                                              Page
                                      -----------                                              ----
Report of Independent Public Accountants as of December 31, 2000                                5

Combined Balance Sheet as of December 31, 2000                                                  6

Combined Statement of Operations for the year ended December 31, 2000                           7

Combined Statement of Shareholders' Deficit for the year ended
December 31, 2000                                                                               8

Combined Statement of Cash Flows for the year ended December 31, 2000                           9

Notes to Combined Financial Statements                                                         10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
   GH Day Spas, Inc.:

We have audited the accompanying combined balance sheet of GH Day Spas, Inc. (a Pennsylvania corporation) and 57th Street Day Spa, LLC (a New York limited liability company) as of December 31, 2000 and the related combined statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of GH Day Spas, Inc. and 57th Street Day Spa, LLC as of December 31, 2000 and the results of their combined operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming that GH Day Spas, Inc. and 57th Street Day Spa, LLC (the "Companies") will continue as a going concern. As discussed in Note 2 to the financial statements, the Companies have suffered losses from operations and have a combined net capital deficiency that raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Arthur Andersen LLP
Arthur Andersen LLP


Philadelphia, Pennsylvania,
   July 12, 2001.

                                GH DAY SPAS, INC.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2000

                                               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                         $    142,009
   Accounts receivable                                                                     56,519
   Inventories                                                                          1,129,217
   Due from affiliate                                                                     275,671
   Other current assets                                                                    43,152
                                                                                     ------------
         Total current assets                                                           1,646,568

PROPERTY AND EQUIPMENT, net                                                            12,684,468
DEFERRED DEBT COSTS, net                                                                  343,624
OTHER ASSETS                                                                              658,996
                                                                                     ------------

         Total assets                                                                $ 15,333,656
                                                                                     ============

                                LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                                  $  2,895,631
   Accrued expenses                                                                       926,126
   Current portion of long-term debt                                                      250,000
   Current portion of capital lease obligations                                           329,369
   Due to shareholder                                                                     669,523
   Deferred revenue                                                                       617,162
   Gift certificate liability                                                           3,195,704
                                                                                     ------------
         Total current liabilities                                                      8,883,515


CAPITAL LEASE OBLIGATIONS, net of current portion                                         754,441

LONG-TERM DEBT, net of current portion                                                  7,200,000

NOTES PAYABLE - RELATED PARTY                                                           5,094,414
                                                                                     ------------
         Total liabilities                                                             21,932,370
                                                                                     ------------

COMMITMENTS AND CONTINGENCIES (Notes 2 and 8)

SHAREHOLDERS' DEFICIT:
   Common shares, $1.00 par; 1,000 shares authorized, issued and outstanding                1,000
   Additional paid-in capital                                                             386,577
   Accumulated deficit                                                                 (6,986,291)
                                                                                     ------------
         Total shareholders' deficit                                                   (6,598,714)
                                                                                     ------------

         Total liabilities and shareholders' deficit                                 $ 15,333,656
                                                                                     ============


  The accompanying notes are an integral part of this combined balance sheet.

                                GH DAY SPAS, INC.

                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000



REVENUES:
   Services                              $  9,661,604
   Products                                 1,158,724
                                         ------------
         Total revenues                    10,820,328
                                         ------------

COST OF REVENUES:
   Cost of services                        11,580,853
   Cost of products                           556,204
                                         ------------
         Total cost of revenues            12,137,057
                                         ------------

         Gross profit                      (1,316,729)
                                         ------------

OPERATING EXPENSES:
   Administrative                           1,765,388
   Salary and payroll taxes                 1,591,469
                                         ------------
         Total operating expenses           3,356,857
                                         ------------

         Loss from operations              (4,673,586)

INTEREST EXPENSE                              325,957
                                         ------------

         Net loss                        $ (4,999,543)
                                         ============

                 The accompanying notes are an integral part of
                            this combined statement.

                                GH DAY SPAS, INC.


                  COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                     Common Stock             Additional
                                 ---------------------          Paid-in          Accumulated
                                 Shares         Amount          Capital            Deficit
                                 ------         ------        ----------         -----------
Balance, December 31, 2000        1,000        $ 1,000        $       --        $ (1,986,748)

Net loss                             --             --                --          (4,999,543)

Deferred debt issuance costs         --             --           386,577                  --
                                  -----        -------        ----------        ------------

Balance, December 31, 2001        1,000        $ 1,000        $  386,577        $ (6,986,291)
                                  =====        =======        ==========        ============


  The accompanying notes are an integral part of this combined statement.

                                GH DAY SPAS, INC.


                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $ (4,999,543)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                        1,940,401
     Amortization of deferred debt costs                                                     42,953
     Changes in operating assets and liabilities:
       Accounts receivable                                                                  (49,336)
       Inventories                                                                         (275,475)
       Other current assets                                                                 (28,326)
       Other assets                                                                        (653,338)
       Accounts payable                                                                   2,622,419
       Accrued expenses                                                                     (29,759)
       Deferred revenue                                                                     (18,254)
       Gift certificate liability                                                           209,186
                                                                                       ------------
           Net cash used in operating activities                                         (1,239,072)
                                                                                       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                  (3,768,026)
   Acquisitions, net of liabilities assumed                                                (544,000)
                                                                                       ------------
           Net cash used in investing activities                                         (4,312,026)
                                                                                       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term borrowings, net                                                4,244,448
   Advances from shareholder, net                                                           669,523
   Advances to affiliate, net                                                              (606,315)
                                                                                       ------------
           Net cash provided by financing activities                                      4,307,656
                                                                                       ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (1,243,442)

CASH AND CASH EQUIVALENTS, beginning of year                                              1,385,451
                                                                                       ------------

CASH AND CASH EQUIVALENTS, end of year                                                 $    142,009
                                                                                       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                                              $    101,306
                                                                                       ============


    The accompanying notes are an integral part of this combined statement.

                                GH DAY SPAS, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.       ORGANIZATION

GH Day Spas, Inc. and 57th Street Day Spa, LLC (the "Companies") are in the business of providing spa services, as well as the sale of retail cosmetic products. These services and products include manicures, pedicures, massages, facials, water treatments, exfoliation of dried skin, laser hair removal and the sale of various Greenhouse and other retail products.

At December 31, 2000, the Companies had 11 operating day spa locations and one day spa under construction. The operating day spas are licensed to do business in Beverly Hills and Newport Beach, California; Denver, Colorado; Greenwich, Connecticut; Troy, Michigan; Manhasset and New York City, New York; Dallas and Houston, Texas; Birmingham, Alabama; and Orlando, Florida. Construction is in process for a day spa in the Newtown Athletic Club in Newtown, Pennsylvania.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Combination

The accompanying combined financial statements include the accounts of the Companies. The entities are under common control. All significant intercompany balances and transactions have been eliminated in combination.

         Liquidity

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. During the year ended December 31, 2000, the Companies incurred a loss of $4,999,543, had a working capital deficit at December 31, 2000 of approximately $7,237,000, and had a shareholders' deficit of $6,598,714. These factors raise substantial doubt about the Companies' ability to continue as a going concern.

The Companies are currently implementing operational measures designed to increase the level of cash flows from operations, although there can be no assurance that the Companies will be successful in any of these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Companies be unable to continue as a going concern.

         Cash and Cash Equivalents

The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         Inventories

Inventories, consisting principally of beauty products and other supplies, are stated at the lower of cost (first-in, first-out) or market.

         Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of the terms of the respective leases or the estimated useful lives of the respective assets.

         Revenue Recognition

The Companies recognize revenues earned as services are provided and as products are sold or shipped. Sales of laser hair removal packages are deferred and recognized as revenue when the services are provided to the customers. Gift certificate sales are deferred and recognized as revenue when utilized by customers. Gift certificates generally expire one year after issuance.

         Income Taxes

The Companies are organized as small business corporations under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the accompanying combined statement of operations and accumulated deficit does not include a provision for income taxes. All income or loss is reported through the shareholders' personal tax returns. The tax returns and the amount of taxable income are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income, the tax liabilities of the shareholders could be changed accordingly.

         Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable and accounts payable are reflected in the accompanying combined financial statements at cost, which approximates fair value.

         Deferred Debt Costs

In connection with the Companies' receipt of proceeds from a note payable and granting of a right to purchase equity, the Companies recorded deferred debt costs of $386,577. The value of this right was calculated under the provisions of EITF 96-18 "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." Assumptions used in connection therewith are as follows: Volatility--20%, risk free interest rate--5%, dividend yield--0, term--0.5 years. Such costs are being amortized over the 18-month term of the related debt (see Note 6).

Accumulated amortization of deferred debt costs at December 31, 2000 amounted to $42,953.

         Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income, which is defined as the change in equity of a business enterprise during a period from nonowner sources. Comprehensive loss and net loss are the same for the period presented.

         Recently Issued Accounting Pronouncements

SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities," (as amended by SFAS No. 137 and SFAS No. 138) was adopted by the Companies on January 1, 2001. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet as either an asset or a liability measured at its fair value. The Companies have no derivatives as defined under SFAS No. 133.

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations". SFAS 141 addresses financial accounting and reporting for business combinations and supercedes APB No. 16, "Business Combinations" and SFAS 38 "Accounting for Pre-acquisition Contingencies of Purchased Enterprises". All business combinations in the scope of SFAS 141 are to be accounted for under the purchase method. SFAS 141 is effective July 1, 2001. The adoption of SFAS 141 will not have an impact on the Companies' financial position, results of operations or cash flows.

In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition. SFAS 142 also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. With the adoption of SFAS 142, goodwill is no longer subject to amortization. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value-based test. The impairment loss is the amount, if any, by which the implied fair value of goodwill is less than the carrying or book value. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Impairment loss for goodwill arising from the initial application of SFAS 142 is to be reported as resulting from a change in accounting principle. The Companies are currently assessing the impact of adopting SFAS 142, but do not believe the impact will be material to their financial position, results of operations or cash flows in the year of adoption.

3.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                        Useful Life        December 31,
                                                                         in Years              2000
                                                                        -----------        ------------
         Leasehold improvements                                        Term of lease      $ 11,407,143
         Computers and equipment                                           3 - 5             2,629,722
         Furniture and fixtures                                            3 - 7             1,328,322
                                                                                          ------------
                                                                                            15,365,187
         Less: Accumulated depreciation and amortization                                    (2,680,719)
                                                                                          ------------
                                                                                          $ 12,684,468
                                                                                          ============


4.       ACQUISITIONS

In July 2000, the Companies acquired the net assets of Deborah Stone Spa & Perfumerie for a $250,000 note payable and the assumption of approximately $544,000 and $139,000 in deferred gift certificate liability and capital lease obligations, respectively. The transaction was accounted for under the purchase method of accounting. The purchase price approximated the fair market value of net assets acquired, resulting in no goodwill.

In November 2000, the Companies entered into an agreement with Universal Studios Florida ("Universal") for the construction of a day spa in the Portofino Bay Hotel at Universal Studios Escape for a $1,400,000 note payable to Universal and approximately $544,000 (including purchase price adjustments) in cash. The purchase price approximated the fair market value of net assets acquired, resulting in no goodwill.

A summary of net assets purchased in 2000 is as follows:

         Inventories                                                 $   233,865
         Property and equipment                                        2,699,348
         Capital lease obligations                                      (139,362)
         Gift certificate liability                                     (543,851)
                                                                     -----------
                                                                     $ 2,250,000
                                                                     ===========


5.       ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                                     December 31,
                                                                          2000
                                                                     ------------
         Payroll related                                              $ 333,165
         Insurance                                                      107,259
         Interest                                                        67,271
         Other                                                          418,431
                                                                      ---------
                                                                      $ 926,126
                                                                      =========

6.       DEBT

Debt consists of the following:

                                                                                         December 31,
                                                                                             2000
                                                                                         ------------
       Note payable to bank, payable in monthly installments of interest only at the greater of LIBOR plus 1.30% or prime less 0.25% (9.00% at December 31,
         2000). The note automatically renews annually, in November, and is
         collateralized by a $2,000,000 deposit by a potential investor (Note 8).        $ 1,800,000


       Note payable to potential investor, payable in annual installments of interest only at 7.50% through April 2001 and 9.50% through April 2002,
         maturing in April 2002 (Notes 2 and 8).                                           2,000,000

       Note payable, payable in monthly installments of interest only at
         10.00% per annum beginning April 2001, maturing in October 2002.                  1,400,000

       Note payable, due to the previous owner of the Companies' spas acquired in June 1999 at interest at 10%, maturing in November 2005. The holder has the option to convert the note into a 10% equity interest in the
         Companies.                                                                        2,000,000

       Note payable, due to the previous owner of one of the Companies' spas, payable in monthly installments of interest only at 8.00% per annum,
         maturing in June 2001.                                                              250,000
                                                                                         -----------
                                                                                           7,450,000
Less - current portion                                                                      (250,000)
                                                                                         -----------
                                                                                         $ 7,200,000
                                                                                         ===========


Minimum annual commitments under notes payable at December 31, 2000 are as follows:

         Year Ending December 31,                       Amount
         ------------------------                       ------
               2001                                  $   250,000
               2002                                    1,400,000
               2003                                           --
               2004                                           --
               2005                                           --
               Thereafter                              5,800,000
                                                     -----------
                                                     $ 7,450,000
                                                     ===========


7.       CAPITAL LEASE OBLIGATIONS

During the year ended December 31, 2000, the Companies entered into or assumed capital lease obligations of approximately $1,139,361 for various property and equipment. The Companies have a $500,000 certificate of deposit at a federally insured institution as collateral for the three leases. Such amount is included in other assets in the accompanying combined balance sheet. As of December 31, 2000, the assets acquired under capital leases have a cost of approximately $1,140,000 and accumulated depreciation and amortization of approximately $122,400.

Future minimum lease payments under these capital leases are due as follows:

               Year ending December 31,                                  Amount
               ------------------------                                  ------
               2001                                                   $   361,717
               2002                                                       361,717
               2003                                                       361,717
               2004                                                       297,754
                                                                      -----------
               Total future minimum lease payments                      1,382,905

               Year ending December 31,                                  Amount
               ------------------------                                  ------
               Less- Interest imputed at 10 percent                      (299,095)
                                                                      -----------
               Present value of future minimum lease payments           1,083,810
               Less- Current portion                                     (329,369)
                                                                      -----------
               Capital lease obligations, less current portion        $   754,441
                                                                      ===========


8.       COMMITMENTS AND CONTINGENCIES

         Employment Agreement

The Companies have entered into a one-year employment contract (the "Contract") with its medical director through the year ending December 31, 2001. The contract provides for a minimum salary and incentives based on the Companies attaining specified levels of sales and earnings. As of December 31, 2000, the Companies have accrued $125,000 pursuant to the Contract, which is included in accrued expenses in the accompanying combined balance sheet.

         Letters of Credit

The Companies have guaranteed a $200,000 letter of credit issued to the landlord of the 57th Street Day Spa. The Companies also have issued letters of credit to the landlords of eight of its other spas totaling $700,000 as collateral for the Companies' lease commitments.

         Guarantor Arrangement

The Companies have agreed to be a guarantor for a $5,100,000 credit facility with a bank. The facility is comprised of $4,100,000 in two term loans, a $500,000 line of credit, and a $500,000 letter of credit. The credit facility is co-guaranteed by an affiliated company.

         Litigation

The Companies are involved in claims and actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the combined financial position of the Companies.

         Equity Agreement

During 2000, the Companies entered into an agreement (the Equity Agreement) to sell up to 23.6% interest in the Companies for $5,625,000 (see Notes 2 and 6). In addition, the potential investor placed $2,000,000 in a bank as cash collateral for the bank loan with an outstanding balance of $1,800,000 and a $200,000 letter of credit for the 57th Street Day Spa, LLC. The potential investor also loaned the Companies $2,000,000. The loan proceeds were utilized for the construction of the 57th Street Day Spa. The Equity Agreement provides that on or before April 30, 2001, the potential investor will provide an additional $3,625,000 in the form of a Senior Convertible Note (the "Note"). The ultimate percentage of ownership is dependent upon revenue and cash flow levels attained during the years ending December 31, 2000 through December 31, 2004. The potential investor can convert the Note into a 23.6% equity interest in the Companies. Through July 12, 2001, the potential investor did not provide any additional funds to the Companies, nor did it convert the Note into an equity interest in the Companies (See Note 11).

         Operating Leases

The Companies lease facilities as well as office equipment and automobiles under operating leases. During the year ended December 31, 2000, the Companies incurred approximately $2,417,000 in rental expense under non-cancelable operating leases.

Minimum annual commitments under operating leases at December 31, 2000 are as follows:


               Year ending December 31,                 Amount
               ------------------------                 ------
               2001                                  $ 3,111,144
               2002                                    3,227,883
               2003                                    3,239,681
               2004                                    3,145,075
               2005                                    3,111,690
               Thereafter                              7,753,827
                                                     -----------
                                                     $23,589,300
                                                     ===========


9.       EMPLOYEE BENEFIT PLAN

The Companies a defined contribution 401(k) plan (the "Plan") covering substantially all employees. Participants may contribute up to 15% of their annual compensation, subject to certain statutory limitations. Matching of participant contributions is at the discretion of the Companies. The Companies did not make any contributions to the Plan during the year ended December 31, 2000.

10.      RELATED PARTY TRANSACTIONS

         Due from Affiliate

Due from affiliate consists of amounts receivable from a related entity owned and controlled by the Companies' shareholders. During the year ended December 31, 2000, the Companies advanced the affiliate approximately $248,000 to be used for debt service. The advances are non-interest bearing and require no monthly principal payments.

         Due to Shareholder

During 2000, one of the shareholders advanced the Companies cash to be used for working capital needs. The advances are non-interest bearing and require no monthly principal payments.

         Notes Payable - Related Party

Notes payable - related party are due to an entity owned and controlled by the Companies' shareholders. The notes were incurred in connection with the acquisition of the Companies' original spas in June 1999 and consist of a $4,000,000 term note, plus an additional $1,100,000 in the form of a revolving note and letters of credit. The notes are payable in monthly installments of principal plus interest accruing at prime, and mature in June 2005.

         Term note (9% at December 31, 2000)                                $ 3,994,414
         Revolving note (9.5% at December 31, 2000)                             500,000
         Letters of credit (9.5% at December 31, 2000)                          600,000
                                                                            -----------
            Total                                                           $ 5,094,414
                                                                            ===========

11.      SUBSEQUENT EVENT

On July 12, 2001, Steiner Leisure Limited ("Steiner") purchased the assets of the Companies. Steiner paid $24.8 million in cash and $4.3 million in common shares. In addition, $3.0 million of, and 200,000 options in Steiner common shares can be earned by the sellers if certain income levels are obtained.

                                GH DAY SPAS, INC.

                 UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

                                      Description                                              Page
                                      -----------                                              ----
Unaudited Interim Combined Balance Sheets as of December 31, 2000 and June 30,
2001                                                                                            17

Unaudited Interim Combined Statements of Operations for the six months ended
June 30, 2000 and 2001                                                                          18

Unaudited Interim Combined Statements of Cash Flows for the six months ended
June 30, 2000 and 2001.                                                                         19

Notes to Unaudited Interim Combined Financial Statements                                        20

                          GH DAY SPAS, INC.
              UNAUDITED INTERIM COMBINED BALANCE SHEETS

                               ASSETS                      DECEMBER 31,           JUNE 30,
                                                           ------------         ------------
                                                               2000                 2001
                                                           ------------         ------------
CURRENT ASSETS:
Cash and cash equivalents                                  $    142,009         $    114,130
Accounts receivable                                              56,519               28,003
Inventories                                                   1,129,217              269,274
Due from affiliate                                              275,671                   --
Other current assets                                             43,152               92,318
                                                           ------------         ------------
   Total current assets                                       1,646,568              503,725
                                                           ------------         ------------
PROPERTY AND EQUIPMENT, net                                  12,684,468           11,935,473
                                                           ------------         ------------
OTHER ASSETS                                                  1,002,620              805,090
                                                           ------------         ------------
   Total assets                                            $ 15,333,656         $ 13,244,288
                                                           ============         ============
               LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable                                           $  2,895,631         $  1,968,278
Accrued expenses                                                926,126              130,826
Current portion of long term debt                               250,000              406,034
Current portion of capital lease obligations                    329,369              296,012
Due to shareholder                                              669,523            4,951,438
Deferred revenue                                                617,162              365,051
Gift certificate liability                                    3,195,704            3,090,838
                                                           ------------         ------------
   Total current liabilities                                  8,883,515           11,208,477
                                                           ------------         ------------
CAPITAL LEASE OBLIGATIONS                                       754,441              641,004
LONG-TERM DEBT                                                7,200,000            7,200,000
NOTES PAYABLE RELATED PARTIES                                 5,094,414            5,094,414
                                                           ------------         ------------
   Total liabilities                                         21,932,370           24,143,895
                                                           ------------         ------------
SHAREHOLDERS' DEFICIT:
Common Shares                                                     1,000                1,000
Additional Paid-In Capital                                      386,577              386,577
Accumulated Deficit                                          (6,986,291)         (11,287,184)
                                                           ------------         ------------
   Total shareholders' deficit                               (6,598,714)         (10,899,607)
                                                           ------------         ------------
   Total liabilities and shareholders' deficit             $ 15,333,656         $ 13,244,288
                                                           ============         ============

The accompanying notes are an integral part of these combined financial statements.

                                GH DAY SPAS, INC.
               UNAUDITED INTERIM COMBINED STATEMENTS OF OPERATIONS

                                                               SIX MONTHS ENDED JUNE 30,
                                                           ---------------------------------
                                                               2000                  2001
                                                           ------------         ------------
REVENUES:
Services                                                   $  4,046,826         $  5,411,640
Products                                                        475,266              892,519
                                                           ------------         ------------
   Total revenues                                             4,522,092            6,304,159
                                                           ------------         ------------

COST OF SALES:
Cost of services                                              5,334,568            7,407,104
Cost of products                                                190,106            1,158,697
                                                           ------------         ------------
   Total cost of sales                                        5,524,674            8,565,801
                                                           ------------         ------------

   Gross profit                                              (1,002,582)          (2,261,642)
                                                           ------------         ------------

OPERATING EXPENSES:
Administrative                                                  574,777              453,403
Salary and payroll taxes                                        765,420            1,068,615
                                                           ------------         ------------
   Total operating expenses                                   1,340,197            1,522,018
                                                           ------------         ------------

   Loss from operations                                      (2,342,779)          (3,783,660)

INTEREST EXPENSE                                                 (9,705)            (517,233)
                                                           ------------         ------------
   Net loss                                                $ (2,352,484)        $ (4,300,893)
                                                           ============         ============


The accompanying notes are an integral part of these combined financial statements.

                                GH DAY SPAS, INC.
               UNAUDITED INTERIM COMBINED STATEMENTS OF CASH FLOWS

                                                        SIX MONTHS ENDED JUNE 30,
                                                     -------------------------------
                                                        2000                 2001
                                                     -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                             $(2,352,484)        $(4,300,893)
Adjustments to reconcile net loss to net cash
 used in operating activities:
   Depreciation and amortization                         968,090           1,377,265
(Increase)/decrease in-
   Accounts receivable                                   (77,586)             28,516
   Inventory                                            (114,703)            859,943
   Other current assets                                 (147,604)            226,505
   Other assets                                          (37,842)             68,671
Increase/(decrease) in-
   Accounts payable                                      299,041            (927,353)
   Accrued expenses                                       99,680            (795,300)
   Gift certificate liability                           (184,087)           (104,866)
   Deferred revenue                                       22,702            (252,111)
                                                     -----------         -----------
   Net cash used in operating activities              (1,524,793)         (3,819,623)
                                                     -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures                                     (26,875)           (499,411)
                                                     -----------         -----------
    Net cash used in investing activities                (26,875)           (499,411)
                                                     -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long term debt                                  --             156,034
Payments on lease obligations                                 --            (146,794)
Advances from Shareholder                                     --           4,281,915
Advances from Affiliates                                 185,713                  --
                                                     -----------         -----------
  Net cash provided by financing activities              185,713           4,291,155
                                                     -----------         -----------

DECREASE IN CASH AND CASH EQUIVALENTS                 (1,365,955)            (27,879)

CASH AND CASH EQUIVALENTS,
   Beginning of period                                 1,385,451             142,009
                                                     -----------         -----------
CASH AND CASH EQUIVALENTS,
   End of period                                     $    19,496         $   114,130
                                                     ===========         ===========

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
Cash Paid during the period for:
   Interest                                          $     9,705         $   321,103
                                                     ===========         ===========

   Income taxes                                      $        --         $        --
                                                     ===========         ===========

The accompanying notes are an integral part of these combined financial statements.

                                GH DAY SPAS, INC.
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                                   (UNAUDITED)

(1) ORGANIZATION AND NATURE OF BUSINESS:

GH Day Spas, Inc. and 57th Street Day Spa, LLC (the "Companies") are in the business of providing spa services, as well as the sale of retail cosmetic products. These services and products include manicures, pedicures, massages, facials, water treatments, exfoliation of dried skin, laser hair removal and the sale of various Greenhouse and other retail products.

At June 30, 2001, the Companies had 11 operating day spa locations and one day spa under construction. The operating day spas are licensed to do business in Beverly Hills and Newport Beach, California; Denver, Colorado; Greenwich, Connecticut; Troy, Michigan; Manhasset and New York City, New York; Dallas and Houston, Texas; Birmingham, Alabama; and Orlando, Florida. Construction is in process for a day spa in the Newtown Athletic Club in Newtown, Pennsylvania.

(2) INTERIM FINANCIALS

The accompanying unaudited interim combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited interim combined financial statements should be read in conjunction with the Companies' December 31, 2000 combined financial statements and the notes thereto.

In the opinion of management, the accompanying unaudited interim combined financial statements of the Companies contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Companies as of June 30, 2001 and the results of their operations and cash flows for the six month periods ended June 30, 2001 and 2000. The results of operations and cash flows for the six month period ended June 30, 2001 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 2001.

(3) USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

(4) NEW ACCOUNTING PRONOUNCEMENTS

On January 1, 2001, the Companies adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133, as amended by SFAS 138, requires the recognition of all derivatives on the balance sheet as either assets or liabilities measured at fair value. Derivatives that do not qualify for hedge accounting must be adjusted to fair value through income. Adoption of SFAS 133 did not have a material impact on the combined financial statements, as no derivative contracts have been entered into.

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations". SFAS 141 addresses financial accounting and reporting for business combinations and supercedes APB No. 16, "Business Combinations" and SFAS 38 "Accounting for Pre-acquisition Contingencies of Purchased Enterprises". All business combinations in the scope of SFAS 141 are to be accounted for under the purchase method. SFAS 141 is effective July 1, 2001. The adoption of SFAS 141 will not have an impact on the Companies' financial position, results of operations or cash flows.

In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition. SFAS 142 also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. With the adoption of SFAS 142, goodwill is no longer subject to amortization. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value-based test. The impairment loss is the amount, if any, by which the implied fair value of goodwill is less than the carrying or book value. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Impairment loss for goodwill arising from the initial application of SFAS 142 is to be reported as resulting from a change in accounting principle. The Companies are currently assessing the impact of adopting SFAS 142, but do not believe the impact will be material to their financial position, results of operations or cash flows in the year of adoption.

(5) SUBSEQUENT EVENTS

On July 12, 2001, the Companies' assets were purchased by Steiner Leisure Limited ("Steiner"). Steiner paid $24.8 million in cash and $4.3 million in common shares. In addition, $3.0 million of, and 200,000 options in common shares can be earned by the Sellers if certain income levels are obtained.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


                        Description                                                            Page
Introduction to Pro Forma Combined Financial Statements                                         23

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001                                  24

Unaudited Pro Forma Combined Statement of Operations for the year ended
December 31, 2000                                                                               25

Unaudited Pro Forma Combined Statement of Operations for the six months ended
June 30, 2001                                                                                   26

Notes to Unaudited Pro Forma Combined Financial Statements                                      27

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
        INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


         On July 12, 2001, Steiner Leisure Limited (the "Company"), through a wholly owned subsidiary, purchased substantially all of the assets (the "Greenhouse Assets") of each of Birmingham Day Spa, LLC, 57th Street Day Spa, LLC, GH Day Spas, Inc. and GH Day Spa Second Street, LLC, and substantially all of the intellectual property owned by The Greenhouse Spa, Inc., which assets, collectively, constitute a chain of eleven luxury day spas located at various locations within the United States, including New York City, Beverly Hills, Greenwich, Connecticut and Troy, Michigan (the "Acquisition").

         The Company paid $24.8 million in cash and $4.3 million in Steiner common shares for the Greenhouse Assets. In addition, $3.0 million of, and 200,000 options in, the Company's common shares can be earned by the sellers if certain EBITDA thresholds are obtained. The transaction was financed with working capital and a term loan and was accounted for under the provisions of SFAS No. 141 and No. 142.

         The following tables set forth certain unaudited pro forma combined financial information for the Company after giving effect to the acquisition as if it had been consummated, with respect to statement of operations data, at the beginning of the period, or with respect to the balance sheet data, as of the date presented. The tables represent the acquisition being accounted for as a purchase. The Company's historical and quarterly financial information included herein has been derived from its respective historical and quarterly financial statements. The pro forma combined financial information has been prepared for comparative purposes only and does not purport to indicate what necessarily would have occurred had the entities merged at the beginning of the periods presented, or what may be in the future.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2001


                                                                                                               Pro Forma as
                                                                                                                 Adjusted
                                                      Steiner                                                    for the
                                                      Leisure         GH Day Spas,        Acquisition            Business
                                                      Limited             Inc             Adjustments            Acquired
                                                    ------------      ------------       ------------         -------------
CURRENT ASSETS:
Cash and cash equivalents                           $ 24,927,000      $    114,000       $ (6,476,000)(b)     $  26,190,000
                                                                                            7,625,000 (f)
Marketable securities                                  1,356,000                --                 --             1,356,000
Accounts receivable                                    5,677,000            28,000                 --             5,705,000
Accounts receivable - students, net                    5,716,000                --                 --             5,716,000
Inventories                                           11,126,000           269,000                 --            11,395,000
Other current assets                                   3,036,000            92,000                 --             3,128,000
                                                    ------------      ------------       ------------         -------------
   Total current assets                               51,838,000           503,000          1,149,000            53,490,000
                                                    ------------      ------------       ------------         -------------
PROPERTY AND EQUIPMENT, net                           11,405,000        11,936,000                 --            23,341,000
                                                    ------------      ------------       ------------         -------------
GOODWILL, net                                         13,617,000                --         18,642,000 (a)        32,259,000
                                                    ------------      ------------       ------------         -------------
OTHER ASSETS:
Trademarks and product formulations, net                 184,000                --                 --               184,000
License rights, net                                      700,000                --                 --               700,000
Advances and deposits related to acquisitions         15,174,000                --         (7,625,000)(f)         7,549,000
Other                                                  2,332,000           805,000          2,519,000 (a)         6,174,000
                                                                                              733,000 (e)
                                                                                             (215,000)(g)
                                                    ------------      ------------       ------------         -------------
   Total other assets                                 18,390,000           805,000         (4,588,000)           14,607,000
                                                    ------------      ------------       ------------         -------------
   Total assets                                     $ 95,250,000      $ 13,244,000       $ 15,203,000         $ 123,697,000
                                                    ============      ============       ============         =============
CURRENT LIABILITIES:
Accounts payable                                    $  2,796,000      $  1,968,000       $ (1,968,000)(a)     $   2,796,000
Accrued expenses                                       9,186,000           131,000            700,000 (a)        10,619,000
                                                                                              733,000 (e)
                                                                                             (131,000)(a)
Current portion of deferred tuition revenue            5,925,000                --                 --             5,925,000
Current portion of notes payable                              --           406,000          (406,000) (a)                --
Current portion of capital lease obligations                  --           296,000                --                296,000
Income taxes payable                                   1,115,000                --                --              1,115,000
Due to shareholder                                            --         4,951,000        (4,951,000) (a)                --
Gift certificate liability                                    --         3,091,000                --              3,091,000
Other current liabilities                                     --           365,000                --                365,000
                                                    ------------      ------------       ------------         -------------
   Total current liabilities                          19,022,000        11,208,000         (6,023,000)           24,207,000
                                                    ------------      ------------       ------------         -------------
LONG TERM DEFERRED TUITION REVENUE                        86,000                --                 --                86,000
                                                    ------------      ------------       ------------         -------------
MINORITY INTEREST                                         29,000                --                 --                29,000
                                                    ------------      ------------       ------------         -------------
LONG TERM DEBT                                                --         7,200,000         18,324,000 (b)        18,324,000
                                                                                           (7,200,000)(a)
                                                    ------------      ------------       ------------         -------------
NOTES PAYABLE RELATED PARTIES                                 --         5,094,000         (5,094,000)(a)                --
                                                    ------------      ------------       ------------         -------------
CAPITAL LEASE OBLIGATIONS                                     --           641,000                 --               641,000
                                                    ------------      ------------       ------------         -------------
SHAREHOLDERS' EQUITY:
Common shares                                            166,000             1,000             (1,000)(c)           168,000
                                                                                                2,000 (d)
Additional paid-in capital                            13,457,000           387,000          4,295,000 (d)        17,752,000
                                                                                             (387,000)(c)
Accumulated other comprehensive loss                    (872,000)               --                 --              (872,000)
Retained earnings                                     92,733,000       (11,287,000)        11,287,000 (c)        92,733,000
Treasury shares                                      (29,371,000)               --                 --           (29,371,000)
                                                    ------------      ------------       ------------         -------------
   Total shareholders' equity                         76,113,000       (10,899,000)        15,196,000            80,410,000
                                                    ------------      ------------       ------------         -------------
   Total liabilities and shareholders' equity       $ 95,250,000      $ 13,244,000       $ 15,203,000         $ 123,697,000
                                                    ============      ============       ============         =============


The accompanying notes are an integral part of these combined financial statements.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                                             Pro Forma as
                                                                                                               Adjusted
                                                     Steiner                                                    for the
                                                     Leisure             GH Day         Acquisition            Business
                                                     Limited           Spas, Inc.       Adjustments            Acquired
                                                   -------------      ------------      ------------         ------------
REVENUES:
Services                                           $ 102,334,000      $  9,662,000      $         --         $111,996,000
Products                                              59,482,000         1,159,000                --           60,641,000
                                                   -------------      ------------      ------------         ------------
   Total revenues                                    161,816,000        10,821,000                --          172,637,000
                                                   -------------      ------------      ------------         ------------

COST OF SALES:
Cost of services                                      77,349,000        11,581,000                --           88,930,000
Cost of products                                      44,071,000           556,000                --           44,627,000
                                                   -------------      ------------      ------------         ------------
   Total cost of sales                               121,420,000        12,137,000                --          133,557,000
                                                   -------------      ------------      ------------         ------------
   Gross profit                                       40,396,000        (1,316,000)               --           39,080,000
                                                   -------------      ------------      ------------         ------------

OPERATING EXPENSES:
Administrative                                         8,365,000         1,765,000           228,000 (h)       10,358,000
Salary and payroll taxes                               7,990,000         1,592,000                --            9,582,000
Goodwill amortization                                    651,000                --                --              651,000
                                                   -------------      ------------      ------------         ------------
   Total operating expenses                           17,006,000         3,357,000           228,000           20,591,000
                                                   -------------      ------------      ------------         ------------
   Income from operations                             23,390,000        (4,673,000)         (228,000)          18,489,000
                                                   -------------      ------------      ------------         ------------

OTHER INCOME (EXPENSE):
Interest income                                        1,667,000                --                --            1,667,000
Interest expense                                          (2,000)         (326,000)       (1,576,000)(i)       (1,578,000)
                                                                                             283,000 (k)
                                                                                              43,000 (l)
                                                   -------------      ------------      ------------         ------------
   Total other income (expense)                        1,665,000          (326,000)       (1,250,000)              89,000
                                                   -------------      ------------      ------------         ------------

   Income before provision for income taxes
    and minority interest                             25,055,000        (4,999,000)       (1,478,000)          18,578,000

PROVISION FOR INCOME TAXES                             1,289,000                --                --            1,289,000
                                                   -------------      ------------      ------------         ------------
   Income before minority interest                    23,766,000        (4,999,000)       (1,478,000)          17,289,000

MINORITY INTEREST                                        (20,000)               --                --              (20,000)
                                                   -------------      ------------      ------------         ------------
   Net Income                                      $  23,746,000      $ (4,999,000)     $ (1,478,000)        $ 17,269,000
                                                   =============      ============      ============         ============

EARNINGS PER COMMON SHARE:
Basic                                              $        1.55                                             $       1.11
                                                   =============                                             ============
Diluted                                            $        1.50                                             $       1.08
                                                   =============                                             ============

WEIGHTED AVERAGE SHARES:
Basic                                                 15,337,000                             170,000 (j)       15,507,000
                                                   =============                        ============         ============
Diluted                                               15,802,000                             170,000 (j)       15,972,000
                                                   =============                        ============         ============


The accompanying notes are an integral part of these combined financial statements.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                                                                            Pro Forma
                                                                                                           as Adjusted
                                                    Steiner                                                  for the
                                                    Leisure           GH Day         Acquisition            Business
                                                    Limited          Spas, Inc.      Adjustments            Acquired
                                                  ------------      -----------      ------------         ------------
REVENUES:
Services                                          $ 53,040,000      $ 5,412,000      $         --         $ 58,452,000
Products                                            30,477,000          892,000                --           31,369,000
                                                  ------------      -----------      ------------         ------------
   Total revenues                                   83,517,000        6,304,000                --           89,821,000
                                                  ------------      -----------      ------------         ------------
COST OF SALES:
Cost of services                                    40,269,000        7,407,000                --           47,676,000
Cost of products                                    22,770,000        1,159,000                --           23,929,000
                                                  ------------      -----------      ------------         ------------
   Total cost of sales                              63,039,000        8,566,000                --           71,605,000
                                                  ------------      -----------      ------------         ------------
   Gross profit                                     20,478,000       (2,262,000)               --           18,216,000
                                                  ------------      -----------      ------------         ------------
OPERATING EXPENSES:
Administrative                                       4,315,000          453,000           114,000 (h)        4,882,000
Salary and payroll taxes                             4,264,000        1,069,000                --            5,333,000
Goodwill amortization                                  370,000               --                --              370,000
                                                  ------------      -----------      ------------         ------------
   Total operating expenses                          8,949,000        1,522,000           114,000           10,585,000
                                                  ------------      -----------      ------------         ------------

   Income from operations                           11,529,000       (3,784,000)         (114,000)           7,631,000
                                                  ------------      -----------      ------------         ------------
OTHER INCOME (EXPENSE):
Interest income                                        972,000               --                --              972,000
Interest expense                                        (6,000)        (517,000)         (833,000)(i)         (887,000)
                                                                                          340,000 (k)
                                                                                          129,000 (l)
                                                  ------------      -----------      ------------         ------------
   Total other income (expense)                        966,000         (517,000)         (364,000)              85,000
                                                  ------------      -----------      ------------         ------------
   Income before provision for income taxes
    and minority interest                           12,495,000       (4,301,000)         (478,000)           7,716,000

PROVISION FOR INCOME TAXES                             573,000               --                --              573,000
                                                  ------------      -----------      ------------         ------------
   Income before minority interest                  11,922,000       (4,301,000)         (478,000)           7,143,000

MINORITY INTEREST                                       (8,000)              --                --               (8,000)
                                                  ------------      -----------      ------------         ------------
   Net Income                                     $ 11,914,000      $(4,301,000)     $   (478,000)        $  7,135,000
                                                  ============      ===========      ============         ============
EARNINGS PER COMMON SHARE:
Basic                                             $       0.81                                            $       0.48
                                                  ============                                            ============
Diluted                                           $       0.78                                            $       0.46
                                                  ============                                            ============

WEIGHTED AVERAGE SHARES:
Basic                                               14,763,000                            170,000 (j)       14,933,000
                                                  ============                       ============         ============
Diluted                                             15,241,000                            170,000 (j)       15,411,000
                                                  ============                       ============         ============



The accompanying notes are an integral part of these combined financial statements.

                    STEINER LEISURE LIMITED AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      BALANCE SHEET:

(a) To record goodwill and other intangible assets based on an independent appraisal, calculated as follows:

      Consideration paid:
      Cash                                                                                                       $ 24,800,000
      Common stock, at fair value                                                                                   4,297,000
      Acquisition costs                                                                                               700,000
                                                                                                                 ------------
         Total consideration paid                                                                                  29,797,000

      Net identifiable assets acquired:
      Net assets of GH Day Spas, Inc. at June 30, 2001                                            8,636,000
      Identifiable intangible assets based on
       an independent appraisal:
                          Covenant Not to Compete                                                   250,000
                          Customer List                                                             464,000
                          Location/Leases                                                           440,000
                          Trade names, Licenses, Logos                                            1,365,000
                                                                                                  ---------
         Total identifiable intangible assets                                                     2,519,000

         Net identifiable assets acquired                                                                          11,155,000
                                                                                                                 ------------
         Goodwill                                                                                                $ 18,642,000
                                                                                                                 ============

      Includes the elimination of liabilities not assumed by the Company in the amount of $19,535,000.

(b)   To reflect cash paid and debt financing to fund the acquisition.

(c)   To eliminate the shareholders' deficit of GH Day Spas, Inc.

(d) To record 170,000 shares issued in conjunction with the merger at fair value.

(e)   To record deferred financing fees.

(f)   To reflect advances to a shareholder of GH Day Spas, Inc.

(g) To eliminate deferred debt costs associated with debt not assumed in connection with the acquisition.

      STATEMENT OF OPERATIONS:

(h)   To record intangible asset amortization as follows:          Life          value        full year     six months
                                                             ----------------------------------------------------------
                          Covenant Not To Compete                   5         $   250,000     $  50,000      $  25,000
                          Customer List                             7             464,000        66,000         33,000
                          Location/Leases                           10            440,000        44,000         22,000
                          Trade names, Licenses, Logos              20          1,365,000        68,000         34,000
                                                                              ----------------------------------------
                                                                              $ 2,519,000     $ 228,000      $ 114,000
                                                                              ========================================

(i)   To record interest expense and amortization of deferred financing fees.

(j)   To reflect shares issued in conjunction with the merger.

(k) To reduce interest expense related to debt not assumed in connection with the acquisition.

(l) To reduce amortization of deferred debt costs associated with debt repaid in connection with the acquisition.

(c)      EXHIBITS.

                  2.1 Asset Purchase Agreement, dated April 30, 2001, by and among Greenhouse Day Spa Group, Inc. Birmingham Day Spa, LLC, 57th Street Day Spa, LLC, GH Day Spas, Inc., GH Day Spa Second Street, LLC, TGH, LLC, The Greenhouse Spa, Inc., The Stuart Michael Katzoff Trust u/d/t dated October 9, 1990, Gerald Katzoff, Lydia Katzoff and Stuart Katzoff. The Exhibits and Disclosure Schedules have been omitted for purposes of this filing. (Previously filed with the Company's Current Report on Form 8-K filed July 27, 2001 and incorporated herein by reference)

                  2.2 Amendment No. 1, dated June 1, 2001, to the Asset Purchase Agreement, dated April 30, 2001, by and among Greenhouse Day Spa Group, Inc., Birmingham Day Spa, LLC, 57th Street Day Spa, LLC, GH Day Spas, Inc., GH Day Spa Second Street, LLC, TGH, LLC, The Greenhouse Spa, Inc., The Stuart Michael Katzoff Trust u/d/t dated October 9, 1990, Gerald Katzoff, Lydia Katzoff and Stuart Katzoff. The Exhibits have been omitted for purposes of this filing. (Previously filed with the Company's Current Report on Form 8-K filed July 27, 2001 and incorporated herein by reference).

                  23.1 Consent of Arthur Andersen LLP, Independent Public Accountants of GH Day Spas, Inc.

                  99.1 The press release of Steiner, dated April 30, 2001, announcing agreement to acquire the Greenhouse Assets. (Previously filed with the Company's Current Report on Form 8-K filed July 27, 2001 and incorporated herein by reference)

                  * Filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STEINER LEISURE LIMITED


                                     By:      /s/ Carl S. St. Philip, Jr.
                                        -----------------------------------
                                     Carl S. St. Philip, Jr., Vice President
                                     and Chief Financial Officer

September 25, 2001

                                  EXHIBIT INDEX


        EXHIBIT
          NO                            DESCRIPTION

         2.1      Asset Purchase Agreement, dated April 30, 2001, by and among
                  Greenhouse Day Spa Group, Inc. Birmingham Day Spa, LLC, 57th
                  Street Day Spa, LLC, GH Day Spas, Inc., GH Day Spa Second
                  Street, LLC, TGH, LLC, The Greenhouse Spa, Inc., The Stuart
                  Michael Katzoff Trust u/d/t dated October 9, 1990, Gerald
                  Katzoff, Lydia Katzoff and Stuart Katzoff. The Exhibits and
                  Disclosure Schedules have been omitted for purposes of this filing. (Previously filed with the Company's Current Report on Form 8-K filed July 27, 2001 and incorporated herein by reference)

         2.2      Amendment No. 1, dated June 1, 2001, to the Asset Purchase
                  Agreement, dated April 30, 2001, by and among Greenhouse Day
                  Spa Group, Inc., Birmingham Day Spa, LLC, 57th Street Day Spa,
                  LLC, GH Day Spas, Inc., GH Day Spa Second Street, LLC, TGH,
                  LLC, The Greenhouse Spa, Inc., The Stuart Michael Katzoff
                  Trust u/d/t dated October 9, 1990, Gerald Katzoff, Lydia
                  Katzoff and Stuart Katzoff. The Exhibits have been omitted for purposes of this filing. (Previously filed with the Company's
                  Current Report on Form 8-K filed July 27, 2001 and incorporated herein by reference).

         23.1 Consent of Arthur Andersen LLP, Independent Public Accountants of GH Day Spas, Inc.

         99.1 The press release of Steiner, dated April 30, 2001, announcing agreement to acquire the Greenhouse Assets. (Previously filed with the Company's Current Report on Form 8-K filed July 27,
                  2001 and incorporated herein by reference)

                 * Filed herewith